Exhibit 10.9

Amendment 1 to Executive Employment Agreement

Dated as of September 29, 2021

This Amendment No. 1 to Executive Employment Agreement (this “Amendment”) dated as of the date first set forth above (the “Amendment Date”) is entered into by and between Jupiter Neurosciences, Inc., a Delaware corporation (the “Company”) and Alison Silva (the “Executive”). The Company and Executive may collective be referred to as the “Parties” and each individually as a “Party”.

WHEREAS, the Parties are the parties to that certain Executive Employment Agreement, dated as of September 1, 2021 (the “Original Agreement”), and now desire to amend the Original Agreement as set forth herein in order to correct certain typographical errors therein, and pursuant to Section 14 of the Original Agreement the Parties may amend the Original Agreement in writing;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Defined Terms. Defined terms used herein without definition shall have the meanings given in the Original Agreement.

2.	Amendments. Pursuant to Section 14 of the Original Agreement, the Original Agreement is hereby amended as follows, with such amendments to be deemed effective as of the Effective Date:

(a)	The first sentence of Section 1(a) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

The term of this Agreement (the “Initial Term”) shall begin as of the Effective Date and shall end on the earlier of (i) the third (3rd) anniversary of the Effective Date and (ii) the time of the termination of the Executive’s employment in accordance with the terms herein.

(b)	The first sentence of Section 2(a) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

Subject to the provisions of Section 1(a), the Company shall pay to the Executive an annual base salary of $300,000, payable on a monthly basis commencing on the Effective Date (as the same may be adjusted herein, the “Base Salary”).

(c)	The Parties acknowledge and agree that an empty Section 8 was inserted into the Original Agreement by error. Section 8 is hereby renumbered to be Section 7, entitled “Confidentiality” and any references in such prior Section 8 to “Section 7” shall be deemed references to such Section 7.

3.	Remainder in Force. Other than as amended herein, the Original Agreement shall remain in full force and effect until terminated in accordance with its terms. Any reference in the Original Agreement to the “Agreement” shall now be deemed a reference to the Original Agreement as amended by this Amendment.

4.	Miscellaneous.

(a)	The headings in this Amendment are for reference only and shall not affect the interpretation of this Amendment.

(b)	This Amendment and the rights and obligations of the Parties shall be governed by and construed and enforced in accordance with the laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

(c)	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the Amendment Date.

Jupiter Neurosciences, Inc.

By:	/s/ Christer Rosén
Name:	Christer Rosén
Title:	Chairman and Chief Executive Officer

Executive:

By:	/s/ Alison Silva
Name:	Alison Silva

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